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                                                                          EX-3.1

                           MELLON BANK CORPORATION
                                    227630
             STATEMENT AFFECTING 10.40% SERIES H PREFERRED STOCK
                               $1.00 PAR VALUE
          DECREASING THE AUTHORIZED NUMBER OF SHARES OF SUCH SERIES
          ---------------------------------------------------------

             PURSUANT TO THE REQUIREMENTS OF SECTION 1522 OF THE
                    PENNSYLVANIA BUSINESS CORPORATION LAW

        The undersigned Corporation, desiring to decrease the authorized number of shares of its 10.40% Series H Preferred Stock, $1.00 par value (the "Series H Preferred Stock"), hereby certifies that:

        1. The name of the Corporation is Mellon Bank Corporation.

        2. The resolution of the Board of Directors of the Corporation establishing and designating the Series H Preferred Stock as the ninth series of Preferred Stock $1.00 par value, of the Corporation authorized to be issued by Article FIFTH of its Articles, as heretofore restated and amended, was filed with the Department of State in a Statement of Designation on March 29, 1990.

        3. By resolutions dated April 19, 1994, (copy attached hereto), the Board of Directors, as part of the Corporation's Capital and Funding Plan for 1994, approved the concept of redeeming the Series H Preferred Stock, authorized the restoration of any shares redeemed to the status of authorized but unissued shares of preferred stock of the Corporation, and further appointed a special committee (the "Redemption Committee) to have and to exercise all authority of the Board with respect to the redemption of the Series H Preferred Stock.

        4. By resolutions dated December 19, 1994, (copy attached), the Redemption Committee authorized the Corporation to redeem all outstanding shares of its Series H Preferred Stock and further established the terms and conditions of such redemption.

        5. Accordingly, the number of shares of preferred stock previously designated as Series H Preferred Stock is hereby decreased from 6,400,000 shares to -0- shares.

        6. Since the filing of the Corporation's Restated Articles of Incorporation on September 2, 1993, there have been no statements filed under the Pennsylvania Business Corporation Law pertaining the Series H Preferred Stock.


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        7.      This Statement shall be effective upon the filing thereof in the Department of Statement.

        IN TESTIMONY WHEREOF, THE UNDERSIGNED Corporation has caused this Statement to be signed by a duly authorized officer thereof this 1st day of March, 1995.

                                                MELLON BANK CORPORATION


                                                By: STEVEN G. ELLIOTT
                                                    ------------------------
                                                    Steven G. Elliott
                                                    Vice Chairman, Chief
                                                    Financial Officer
                                                    and Treasurer

(SEAL)

Attest:


  JAMES M. GOCKLEY
- --------------------
  James M. Gockley
  Secretary

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                           MELLON BANK CORPORATION
                           RESOLUTIONS AUTHORIZING
                REDEMPTION OF 10.40% SERIES H PREFERRED STOCK


                  WHEREAS, Mellon Bank Corporation (the
                  "Corporation") has issued 10.40% Series H
                  Preferred Stock, $1.00 par value (the
                  "Series H Preferred Stock") which by its terms, is redeemable at the option of the Corporation, in whole or from time to time in part, at any time on or after March 1, 1995 and prior to March 1, 2000, at prices declining from $26.30 to $25.26, plus accrued dividends, and thereafter at par, plus accrued dividends, the election of the Corporation to so redeem the Series H Preferred Stock to be evidenced by a resolution of this Board; NOW, THEREFORE, BE IT

                  RESOLVED, That a special committee (the
                  "Redemption Committee") of this Board be, and it hereby is, appointed to have and to exercise all authority of this Board with respect to the redemption of the Series H Preferred Stock, including, without limitation, the designation of amounts, times and methods of redemption; and it is further

                  RESOLVED, That the Redemption Committee
                  shall consist of the following Directors:
                  Frank V. Cahouet, W. Keith Smith, Andrew
                  W. Mathieson, Charles A. Corry, Ira J.
                  Gumberg, H. Robert Sharbaugh and Wesley
                  W. von Schack, and that the Committee
                  shall meet at such times and places as it may deem appropriate to exercise the authority granted to it by the foregoing resolutions; and it is further

                  RESOLVED, That a majority of the members at any meeting of the Redemption Committee shall constitute a quorum necessary and sufficient to transact business; however, if a quorum is not present, those Committee members who are present shall have the authority to appoint any member of the Board of Directors as alternate members of the Redemption Committee, and the Committee as then constituted shall exercise the powers granted by the foregoing resolutions; and it is further

                  RESOLVED, That upon the instruction and
                  authorization of the Redemption Committee, the Chairman, the Chief Executive Officer, the President, any Vice Chairman or the Secretary of the Corporation be, and each hereby is,

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                    authorized and directed in the
                    name and on behalf of the Corporation, to implement the redemption of the Series H Preferred Stock, in whole or from time to time in part, in accordance with its terms and upon such further specific terms and conditions as such officer shall approve, the approval of such officer and of this Board to be evidenced conclusively by the action of such officers; and it is further

                    RESOLVED, That in accordance with the
                    terms of the Series H Preferred Stock, any shares of such stock so redeemed, shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by this Board; and it is further

                    RESOLVED, That the Chairman, the Chief
                    Executive Officer, the President, any Vice
                    Chairman or the Secretary of the
                    Corporation be, and each hereby is,
                    authorized and directed in the name and on behalf of the Corporation to execute any and all agreements and other documents, make such filings and take any other such actions as such officer may deem necessary, appropriate or desirable to effectuate the purposes of the foregoing resolutions.




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                           MELLON BANK CORPORATION
                         SPECIAL REDEMPTION COMMITTEE
                   RESOLUTIONS ADOPTED ON DECEMBER 19, 1994


                 WHEREAS, The Corporation has issued and
                 outstanding a series of preferred stock, par value $1.00 per share, designated as 10.40% Series H Preferred Stock (the
                 "Series H Preferred Stock"); and

                 WHEREAS, Under the terms pursuant to which the Series H Preferred Stock was issued, such stock is redeemable at the option of the Corporation, in whole or from time to time in part, at any time on or after March 1, 1995 and prior to March 1, 2000, at prices declining from $26.30 to $25.26, plus accrued dividends; thereafter, the Series H Preferred Stock is redeemable at a price of $25.00 per share, plus accrued dividends; and

                 WHEREAS, By action taken on March 14, 1994, the Board of Directors, as part of the Corporation's Capital and Funding Plan for 1994, approved the concept of redeeming the Series H Preferred Stock and granted unto this Committee all authority of the Board with respect to such redemption, including, without limitation, the designation of amounts, times and methods of redemption; NOW, THEREFORE, BE IT

                 RESOLVED, That the Corporation be, and it hereby is, authorized to redeem all the outstanding shares of its Series H
                 Preferred Stock on March 1, 1995 (the
                 "Redemption Date"), at

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                     a redemption price of $26.30 per share, plus
                     all dividends accrued and unpaid on such shares to the Redemption Date, even though not yet declared, (collectively such funds to be referred to as the "Redemption Funds"); and it is further

                     RESOLVED, That in accordance with the terms of the Series H Preferred Stock as set forth in the Statement of Designation of such Series, the Secretary of the Corporation be, and he hereby is, authorized to send via first class mail to all holders of Series H Preferred Stock, at their respective addresses on the books of the Corporation, a notice, substantially in the form attached hereto as Annex A (the "Redemption Notice"), with such changes and modifications as the Chairman, the Chief Executive Officer, the President, any Vice Chairman, or the Secretary of the Corporation shall approve, the approval of such officer and of this Committee to be evidenced conclusively by the action of such officer; and it is further

                     RESOLVED, That on or before the Redemption
                     Date, such amount of money as is necessary for the redemption of all shares of the Series H Preferred Stock in accordance with its terms, be deposited in a separate account with the Corporation's Stock Transfer Agent (Mellon Bank, N.A.) to be held in trust for the account of the holders of the shares of Series H Preferred Stock called for redemption, with irrevocable instructions and authority to pay the Redemption Funds to the holders of such shares upon surrender of certificates therefor at any time on or after the Redemption Date; and

                     RESOLVED, That the Chairman, the Chief
                     Executive Officer, the President, any Vice
                     Chairman, the General Counsel, the
                     Secretary or any other person so designated by any such officer, be, and each hereby is, authorized and directed in the name and on behalf of the Corporation, to make all filings with regulatory authorities and to take any related actions as such officer or designee may approve as necessary, appropriate or desirable in connection with such authorities' consideration of the redemption of the Series H Preferred Stock, the filing or doing of any such related action by such person conclusively establishing that person's authority therefor from this Committee and the approval and ratification by this Committee of the actions so taken; and


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                    WHEREAS, In accordance with the terms of
                    the Series H Preferred Stock, any shares of such stock so redeemed shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board; NOW, THEREFORE, BE IT

                    RESOLVED, That in connection with the
                    redemption of the Series H Preferred Stock as authorized hereby and upon the issuance of the Redemption Notice, the deposit of the Redemption Funds and the occurrence of the Redemption Date, the Chairman, the Chief Executive Officer, the President, any Vice Chairman, or the Secretary of the Corporation be, and each hereby is, authorized and directed in the name and on behalf of the Corporation, under the corporate seal of the Corporation attested by its Secretary. to execute and to cause a Statement Affecting Series H Preferred Stock to be filed with the Department of State of the Commonwealth of Pennsylvania in accordance with Section 1522 of the Pennsylvania Business Corporation Law; and it is further

                    RESOLVED, That the Chairman, the Chief
                    Executive Officer, the President, any Vice
                    Chairman or the Secretary of the
                    Corporation be, and each hereby is,
                    authorized and directed in the name and on behalf of the Corporation to execute any and all agreements and other documents, make such filings and take any other such actions as such officer may deem necessary, appropriate or desirable to effectuate the purposes of the foregoing resolutions.